CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                                                    Exhibit 23.2

As independent public accountants, we hereby consent to the use of our report dated February 29, 2000 on the 1997 consolidated financial statements of RateXchange Corporation and to all references to our Firm included in or made a part of this S-1 registration statement.

/s/ Crouch Bierwolf and Chisholm
Salt Lake City, Utah
January 4, 2001